United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2025

Date of Report (Date of earliest event reported)

FG Merger II Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42493	86-2579471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 773-1665

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FGMC	THE NASDAQ STOCK MARKET LLC
Rights	FGMCR	THE NASDAQ STOCK MARKET LLC
Units	FGMCU	THE NASDAQ STOCK MARKET LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 30, 2025, FG Merger Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 8,000,000 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one right to receive one-tenth (1/10) of a share of Common Stock upon the consummation of an initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments, if any.

Simultaneously with the closing of the IPO, the Company consummated private placements (the “Private Placements”) in which (i) the Sponsor and Ramnarain Joseph Jaigobind, the Chief Executive Officer of ThinkEquity LLC, purchased 223,300 units and 25,000 units (collectively, the “Private Units”) at a price of $10.00 per Private Unit, and (ii) the Sponsor purchased 1,000,000 warrants (“$15 Exercise Price Warrants” and, together with the Private Units, the “Private Placement Securities”) at a price of $0.10 per warrant, each exercisable to purchase one share of Common Stock at $15.00 per share, for an aggregate purchase price of $2,583,000.

The Private Units are otherwise identical to the Units sold in the IPO, except that the Private Units are subject to transfer restrictions. Each $15 Exercise Price Warrant entitles the registered holder to purchase one share of Common Stock at a price of $15.00 per share at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of the Company’s initial business combination, provided the terms set forth in the Warrant Agreement are satisfied. The $15 Exercise Price Warrants are non-redeemable and may be exercised on a cashless basis. The Private Placement Securities may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial business combination. The Sponsor was granted certain demand and piggyback registration rights in connection with the purchase of the Private Placement Securities.

The Private Placement Securities were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As of January 30, 2025, a total of $80,800,000 of the net proceeds from the IPO and the Private Placements were deposited in a trust account established for the benefit of the Company’s public stockholders.

An audited balance sheet as of January 30, 2025 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Securities has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Audited Balance Sheet as January 30, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2025

FG MERGER II CORP.

By:	/s/ Hassan R. Baqar
Name:	Hassan R. Baqar
Title:	Chief Financial Officer